Exhibit 10(viii)

NORTHERN TRUST CORPORATION

SUPPLEMENTAL PENSION PLAN

(As Amended and Restated Effective January 1, 2009)

The Northern Trust Company Supplemental Plan was adopted on September 16, 1975 and amended through December 16, 1986. The portions of that plan that pertained to The Northern Trust Company Pension Plan were amended and restated by The Restated Supplemental Pension Plan for Employees of The Northern Trust Company, initially adopted effective September 1, 1989, restated effective September 1, 1989, further amended and restated effective January 1, 1996 and May 1, 1996 and further amended effective May 1, 1998 (“the Restated Supplemental Pension Plan”). Effective as of July 20, 1999, the assets and obligations of the Restated Supplemental Pension Plan were transferred by The Northern Trust Company to its parent corporation, Northern Trust Corporation and from and after such date the Northern Trust Corporation became the sponsor of the Restated Supplemental Pension Plan. Northern Trust Corporation further amended and restated the Restated Supplemental Pension Plan effective July 20, 1999 to reflect the transfer of assets and obligations thereof to Northern Trust Corporation and certain other changes. At that time, the Restated Supplemental Pension Plan was designated the “Northern Trust Corporation Supplemental Pension Plan.”

Northern Trust Corporation now hereby further amends and restates the Northern Trust Corporation Supplemental Pension Plan, generally effective January 1, 2009 (with such other effective dates as are noted herein) to comply with various changes in applicable law, including the American Jobs Creation Act of 2004, and to make certain other changes.

ARTICLE I

DEFINITIONS

Wherever used herein the following terms shall have the meanings hereinafter set forth:

1.1	“Annuity Starting Date” means the first day of the calendar month next following the calendar month in which a Participant incurs a Break in Service under the Qualified Plan.

1.2	“Beneficiary” means the individual designated by the Participant to receive any survivor benefits payable under the Plan. If the Participant does not designate a Beneficiary, or if the designation is ineffective for any reason, as determined by the Committee, the Participant’s Beneficiary shall be:

(a)	The Participant’s Spouse or, if none,

(b)	the Participant’s children (in equal amounts) or, if none,

(c)	the Participant’s parents (in equal amounts) or, if none,

(d)	the Participant’s brothers and sisters (in equal amounts) or, if none,

(e)	the Participant’s estate.

1.3	“Board” means the Board of Directors of the Corporation.

1.4	A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)	Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Northern Trust Corporation (the “Corporation”) (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b)	The election to the Board of Directors of the Corporation, without the recommendation or approval of two thirds of the incumbent Board of Directors of the Corporation, of the lesser of (i) three directors; or (ii) directors constituting a majority of the number of directors of the Corporation then in office, provided, however, that directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation will not be considered as incumbent members of the Board of Directors of the Corporation for purposes of this section; or

(c)	There is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 60% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation’s then outstanding securities; or

(d)	The stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

For purposes of this Section 1.4 and Section 1.18 (where applicable) the following definitions shall apply:

“Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities with respect to which such Person has properly filed a Form 13-G; “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

In accordance with the Qualified Plan, each Participant’s Supplemental Pension Benefit shall become fully vested and nonforfeitable upon the occurrence of a Change in Control. Any Supplemental Pension Benefit accrued for any such Participant following such Change in Control shall also be fully vested and nonforfeitable.

1.5	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

1.6	“Committee” means the Employee Benefit Administrative Committee of the Company, as constituted from time to time, which has the responsibility for administering the Qualified Plan.

1.7	“Company” means The Northern Trust Company, an Illinois banking corporation; the Corporation; and such subsidiaries and affiliates of the Corporation as shall adopt the Plan.

1.8	“Corporation” means Northern Trust Corporation, a Delaware corporation, and, to the extent provided in Section 7 .8 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

1.9	“EBIC” means the Employee Benefit Investment Committee of the Company, as constituted from time to time, which has responsibility for overseeing the investment of the assets attributable to the Plan.

1.10	“409A Amount” means the portion of the Participant’s Supplemental Pension Benefit that consists of amounts deferred in taxable years beginning after December 31, 2004, as determined in accordance with Code Section 409A and applicable regulations promulgated thereunder. The amount of the Supplemental Pension Benefit that is considered deferred on or before December 31, 2004 equals the present value of the amount to which the Participant would have been entitled under the Plan if the Participant had voluntarily terminated service from the Company without cause on December 31, 2004, and received a payment of the Supplemental Pension Benefit available from the Plan on the earliest possible date allowed under the Plan to receive a payment of benefits following the termination of service, and received the Supplemental Pension Benefit in the form with the maximum value (the “Grandfathered Amount”); provided, however, that for any subsequent taxable year of the Participant, the Grandfathered Amount may increase to equal the present value of the Supplemental Pension Benefit the Participant actually becomes entitled to, in the form and at the time actually paid, determined under the terms of the Plan (including applicable limits under the Internal Revenue Code), as in effect on October 3, 2004, without regard to any further services rendered by the Participant after December 31, 2004, or any other events affecting the amount of or the entitlement to the Supplemental Pension Benefit (other than the Participant’s election with respect to the time or form of an available benefit). For purposes of calculating the present value of the Supplemental Pension Benefit as described in the preceding sentence, the actuarial assumptions and methods used to value benefits under the Qualified Plan shall be used.

1.11	“Key Employee” means a Participant who is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i). The Company’s Key Employees shall be identified annually pursuant to Section 3.8.

1.12	“Modified Pension Benefit” means the Qualified Plan Pension Benefit determined as of a Participant’s Annuity Starting Date under the Plan, with the following modifications:

(a)	Code Section 401(a)(17) and Section 415 restrictions shall be disregarded;

(b)	(i)	January 1, 2002 through April 30, 2004: Any amounts of the cash portion of performance-based incentive compensation awarded on or after January 1, 2002 through April 30, 2004 under the Northern Trust Corporation Annual Performance Plan, the Northern Trust Corporation Management Performance Plan and the Specialized Incentive Plan, the receipt of which is deferred under the Northern Trust Corporation Deferred Compensation Plan and which would have been taken into account as Compensation under the Qualified Plan if not deferred, will be taken into account as Compensation as if such amounts were not so deferred;

(ii)	May 1, 2004 and thereafter: Any amounts of the cash portion of performance-based incentive compensation awarded on or after May 1, 2004 under the Northern Trust Corporation Management Performance Plan or as Northern Performance Incentives, Northern Sales Incentives and/or Northern Technical Incentives under the Northern Partners Incentive Plan, the receipt of which is deferred under the Northern Trust Corporation Deferred Compensation Plan and which would have been taken into account as Compensation under the Qualified Plan if not deferred, will be taken into account as Compensation as if such amounts were not so deferred; and

(c)	Anything in the Plan to the contrary notwithstanding, in the event a Participant is entitled to additional deemed age and service credit under the Plan pursuant to an Employment Security Agreement, such Participant shall be deemed to have up to an additional 36 months of age and service, as provided in such Participant’s Employment Security Agreement, for all purposes in determining eligibility for and calculation of the Participant’s Modified Pension Benefit.

1.13	“Modified Survivor Benefit” means the Qualified Plan Survivor Benefit determined as of a Participant’s Annuity Starting Date under the Plan, with the following modifications:

(a)	Code Section 401(a)(17) and Section 415 restrictions shall be disregarded;

(b)	(i)	January 1, 2002 through April 30, 2004: Any amounts of the cash portion of performance-based incentive compensation awarded on or after January 1, 2002 through April 30, 2004 under the Northern Trust Corporation Annual Performance Plan, the Northern Trust Corporation Management Performance Plan and the Specialized Incentive Plan, the receipt of which is deferred under the Northern Trust Corporation Deferred Compensation Plan and which would have been taken into account as Compensation under the Qualified Plan if not deferred, will be taken into account as Compensation as if such amounts were not so deferred;

	(ii)	May 1, 2004 and thereafter: Any amounts of the cash portion of performance-based incentive compensation awarded on or after May 1, 2004 under the Northern Trust Corporation Management Performance Plan or as Northern Performance Incentives, Northern Sales Incentives and/or Northern Technical Incentives under the Northern Partners Incentive Plan, the receipt of which is deferred under the Northern Trust Corporation Deferred Compensation Plan and which would have been taken into account as Compensation under the Qualified Plan if not deferred, will be taken into account as Compensation as if such amounts were not so deferred; and

1.14	“Participant” means any employee of the Company who is a participant under the Qualified Plan as described in section 2 .1 of the Plan and to whom or with respect to whom a benefit is payable under the Plan. Anything in the Plan to the contrary notwithstanding, in the event an employee of the Company is entitled to additional deemed age and service credit under the Plan pursuant to an Employment Security Agreement and is an Eligible Employee as defined in the Qualified Plan, “Participant” shall also include any such employee who is not then a participant in the Qualified Plan but who would be a participant in the Qualified Plan if such employee met applicable service requirements for participation in the Qualified Plan.

1.15	“Payment Date” means, with respect to a Participant who incurs a Separation from Service for any reason other than the Participant’s death prior to his Annuity Starting Date, the first day of the second calendar month following the calendar month in which the Participant incurs such Separation from Service, provided, however, that in the case of a Participant a portion of whose Supplemental Pension Benefit consists of a Grandfathered Amount, the Participant’s Payment Date with respect to such Grandfathered Amount shall be the first day of the second month following the calendar month in which the Participant incurs a Break in Service under the Qualified Plan.

1.16	“Plan” means the Northern Trust Corporation Supplemental Pension Plan, as amended from time to time.

1.17	“Plan Year” means the calendar year.

1.18	A “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)	The Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(b)	The Corporation or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

(c)	Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 15% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates); or

(d)	The Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

1.19	“Qualified Plan” means The Northern Trust Company Pension Plan as amended and restated effective January 1, 2002, and as further amended from time to time, and each predecessor, successor or replacement employees’ pension plan.

1.20	“Qualified Plan Pension Benefit” means the aggregate pension benefit payable to a Participant pursuant to the Qualified Plan by reason of his termination of employment with the Company and all Related Companies.

1.21	“Qualified Plan Survivor Benefit” means the aggregate survivor benefit payable to a Beneficiary of a Participant pursuant to Section 6 .1 of the Qualified Plan in the event of death of the Participant at any time prior to the Participant’s Annuity Starting Date under the Plan.

1.22	“Related Company” means any person with whom the Company is considered to be a single employer under Section 414(b) of the Code and all persons with whom the Company would be considered a single employer under Code Section 414(c), substituting “50%” for the “80%” standard that would otherwise apply.

1.23	“Separation from Service” means that a Participant dies, retires or otherwise has a termination of employment with the Company. A termination of employment will be deemed to occur when the Company and the Participant reasonably anticipate that the level of bona fide services the Participant will perform for the Company (whether as an employee or an independent contractor, but not as a director) after a certain date will permanently decrease to less than 50 percent of the average level of bona fide services performed by the Participant for the Company (as an employee or independent contractor, but not as a director) in the immediately preceding 36 months (or the full period of the Participant’s services to the Company if the Participant has been providing services to the Company for less than 36 months,), determined in accordance with Treas. Reg. Sec 1.409A-1(h). The employment relationship will be treated as continuing intact while the Participant is on a bona fide leave of absence (determined in accordance with Treas. Reg. Sec. 1.409A-1(h)) but (a) only if there is a reasonable expectation that the Participant will return to active employment status, and (b) only to the extent that such leave of absence does not exceed 6 months, or, if longer, for so long as the Participant has a statutory or contractual right to reemployment. For purposes of this Section 1.23, references to the Company shall include the Company and all Related Companies.

1.24	“Spouse” means the person to whom the Participant was married on the date of his death.

1.25	“Supplemental Pension Benefit” means the benefit payable to a Participant pursuant to the Plan.

1.26	“Supplemental Survivor Benefit” means the benefit payable to the Beneficiary of a Participant pursuant to the Plan.

1.27	Except as otherwise expressly provided herein, all words and phrases in the Qualified Plan shall have the same meaning in the Plan.

ARTICLE II

ELIGIBILITY

2.1	Participant. An employee of the Company who is eligible in any Plan Year to receive a Qualified Plan Pension Benefit, the amount of which is reduced by reason of the application of the limitations on benefits imposed by either or both of Section 401 (a) (17) and Section 415 of the Code on the Qualified Plan, shall be a Participant and shall be eligible to receive a Supplemental Pension Benefit for such Plan Year. Anything in the preceding sentence or elsewhere in the Plan to the contrary notwithstanding, in the event an employee of the Company is entitled to additional deemed age and service credit pursuant to an Employment Security Agreement and is an Eligible Employee as defined in the Qualified Plan, such employee shall be a Participant in the Plan.

ARTICLE III

SUPPLEMENTAL PENSION BENEFIT

3.1	Amount. The Supplemental Pension Benefit payable to an eligible Participant shall be calculated as if the Participant had elected an immediate lump sum distribution under the Qualified Plan, determined as of the Annuity Starting Date under the Plan. The Supplemental Pension Benefit shall be the difference between (a) the lump sum value of the Participant’s Modified Pension Benefit and (b) the lump sum value of the Participant’s Qualified Plan Pension Benefit determined as of the Annuity Starting Date under the Plan, regardless of whether the Participant has an Annuity Starting Date under the Qualified Plan at that time.

3.2	Vesting of Benefit. Each Participant shall vest in his Supplemental Pension Benefit in accordance with the vesting schedule applicable to his Qualified Plan Pension Benefit set forth in the Qualified Plan.

3.3	Form of Benefit. For any Supplemental Pension Benefit:

(a)	If the lump sum value of a Participant’s Supplemental Pension Benefit is equal to or less than One Hundred Twenty-five Thousand Dollars ($125,000.00), such Supplemental Pension Benefit shall be paid in a single lump sum calculated pursuant to Sections 3.1 and 3.6(a).

(b)	If the lump sum value of a Participant’s Supplemental Pension Benefit exceeds One Hundred Twenty-five Thousand Dollars ($125,000.00), such Supplemental Pension Benefit shall be paid as a Five-Year Certain Annuity calculated pursuant to Sections 3.1 and 3.6(b).

3.4	Commencement and Duration of Benefits.

(a)	If a Participant’s Supplemental Pension Benefit is payable in the form of a lump sum, payment of such Supplemental Pension Benefit shall be made on the Participant’s Payment Date. If a Participant incurs an Annuity Starting Date, but dies prior to the payment of the lump sum referred to in the preceding sentence, such lump sum amount shall be paid to the Participant’s Beneficiary in the same amount and on the same date as the Participant would have received such payment.

(b)	If a Participant’s Supplemental Pension Benefit is payable in the form of a Five-Year Certain Annuity, the first annual installment shall be paid on the Participant’s Payment Date and a subsequent annual installment shall be paid on each of the next four anniversary dates of such Payment Date. If the Participant incurs an Annuity Starting Date, but dies before receiving all five annual installments of the Five-Year Certain Annuity, any remaining installments shall be paid to the Participant’s Beneficiary in the same amounts and on the same dates as the Participant would have received such payments.

(c)	In the case of a Participant, whose Supplemental Pension Benefit consists of a Grandfathered Amount, and a Section 409A Amount, the provisions of Section 3.3 shall be applied to the entire amount of his Supplemental Pension Benefit as determined on his Annuity Starting Date, but the foregoing provisions of this Section 3.4 shall apply separately to the Grandfathered Amount and to the Section 409A Amount, by reference to the separate Payment Dates for those amounts, as applicable.

3.5	Grandfather Provision. Notwithstanding anything to the contrary contained herein, any Participant who commenced receiving payment of a Supplemental Pension Benefit hereunder in the form of an annuity prior to September 1, 1989, pursuant to the terms of the Plan on the date payment of such Benefit commenced, shall continue to receive such payments from and after September 1, 1989 in the form of such annuity.

3.6	Calculation of Benefit. For any Supplemental Pension Benefit or Supplemental Survivor Benefit:

(a)	The amount of any lump sum calculated under the Plan for any Participant or Beneficiary shall be determined (subject to Section 1.12(c)) on the basis of the rates, tables and factors (including any early retirement adjustment factors) which would be used to determine the Participant’s or Beneficiary’s lump sum payment under the Qualified Plan as of the Participant’s or Beneficiary’s Annuity Starting Date under the Plan.

(b)

The amount of any Five-Year Certain Annuity calculated under the Plan for any Participant or Beneficiary shall be determined: (i) by determining the lump sum value of such Participant’s Supplemental Pension Benefit as provided in Section 3.1 and 3.6(a) or such Beneficiary’s Supplemental Survivor Benefit as provided in Sections 4.1 and 3.6(a) and, (ii) by converting the lump sum calculated in paragraph (i) of this Section 3.6(b) to five guaranteed payments payable in equal annual installments using the greater of the annual yield on the monthly 5-year Treasury securities with constant maturity plus 150 basis points or the month-end Moody’s Long term Aa Corporate Index yield as an earnings factor. This earnings factor shall be determined as of the last month of the same calendar quarter as the interest rate used to calculate the Participant’s or Beneficiary’s lump sum in paragraph (i) of this Section 3.6(b).

3.7	Limits on Distributions to Key Employees. Anything in the Plan to the contrary notwithstanding, if, as of the date a Participant incurs a Separation from Service, the Participant is a Key Employee,

(a)	any distribution in the form of a lump sum of a 409A Amount from the Plan to such Participant due to such Separation from Service shall be made on the date that is six months and one day following such Participant’s Separation from Service; and

(b)	any distribution of the first installment of a 409A Amount that is payable in the form of a Five-Year Certain Annuity to such Participant from the Plan due to such Separation from Service shall be made on the date that is six months and one day following such Participant’s Separation from Service, and subsequent annual installments of such 409A Amount shall be paid on each of the next four anniversary dates of the date that would otherwise have been the Participant’s Payment Date with respect to such 409A Amount disregarding the effect of this Section 3.7(b) on the payment of the first installment of such 409A Amount.

3.8	Annual Identification of Key Employees. The Specified Employee Identification Date, as defined in Treas. Reg. §1.409A-1(i)(3), to be used in determining Key Employees of the Company shall be September 30 of any Plan Year. The January 1 of the Plan Year next following that Plan Year shall be the Specified Employee Effective Date, as defined in Treas. Reg. §1.409A-1(i)(4), for Participants identified as Key Employees on the immediately preceding Specified Employee Identification Date. Participants identified as Key Employees on a Specified Employee Identification Date (September 30) shall be treated as Key Employees under the Plan for the 12-month period beginning on the Specified Employee Effective Date (January 1) next following such Specified Employee Identification Date.

ARTICLE IV

SUPPLEMENTAL SURVIVOR BENEFIT

4.1	Amount. If a Participant incurs a Separation from Service due to his death prior to his Annuity Starting Date under the Plan under circumstances in which a Qualified Plan Survivor Benefit is payable to his Beneficiary, then a Supplemental Survivor Benefit is payable to his Beneficiary as hereinafter provided. Any Supplemental Survivor Benefit, shall be calculated as if the Beneficiary had elected a lump sum distribution under the Qualified Plan determined as of the date that would have been the Participant’s Annuity Starting Date under the Plan. The Supplemental Survivor Benefit shall be the difference between (a) the lump sum value of the Beneficiary’s Modified Survivor Benefit and (b) the lump sum value of the Beneficiary’s Qualified Plan Survivor Benefit determined as of the Annuity Starting Date under the Plan, regardless of whether the Beneficiary has an “Annuity Starting Date” (as that term is defined in the Qualified Plan) under the Qualified Plan at that time.

4.2	Form and Commencement of Benefit. For any Supplemental Survivor Benefit:

(a)	If the lump sum value of a Beneficiary’s Supplemental Survivor Benefit is equal to or less than One Hundred Twenty-five Thousand Dollars ($125,000.00), such Beneficiary’s Supplemental Survivor Benefit shall be paid in a single lump sum calculated pursuant to Sections 4.1 and 3.6(a).

(b)	If the lump sum value of a Beneficiary’s Supplemental Survivor Benefit exceeds One Hundred Twenty-five Thousand Dollars ($125,000.00), such Beneficiary’s Supplemental Survivor Benefit shall be paid as a Five-Year Certain Annuity calculated pursuant to Sections 4.1 and 3.6(b).

(c)	(i)	If a Beneficiary’s Supplemental Survivor Benefit is payable in the form of a lump sum, payment of such Supplemental Survivor Benefit shall be made on the first day of the calendar month next following the calendar month in which the Participant died.

	(ii)	If a Beneficiary’s Supplemental Survivor Benefit is payable in the form of a Five-Year Certain Annuity, the first annual installment shall be paid on the date the Beneficiary would have received a lump sum payment as described in paragraph (i) of this Section 4.2(c). A subsequent annual installment shall be paid on each of the next four anniversary dates of such payment date. If the Beneficiary dies before receiving all five annual installments of the Five-Year Certain Annuity, any remaining installments shall be paid to the Beneficiary who would have been entitled to such Supplemental Survivor Benefit if the initial Beneficiary had predeceased the Participant. Such remaining installments shall be paid in the same amounts and on the same dates as the initial Beneficiary would have received such payments.

4.3	Grandfather Provision. Notwithstanding anything to the contrary contained herein, any Beneficiary who commenced receiving payment of a Supplemental Survivor Benefit hereunder in the form of an annuity prior to January 1, 1995, pursuant to the terms of the Plan on the date payment of such Benefit commenced, shall continue to receive such payments from and after January 1, 1995 in the form of such annuity.

ARTICLE V

ADMINISTRATION OF THE PLAN

5.1	Administration by the Committee. Except as otherwise provided in Section 7.1, the Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Committee shall have discretion to interpret and construe the provisions of the Plan.

5.2	General Powers of Administration. All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of the Committee, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Plan. The Committee and EBIC shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Committee or EBIC with respect to the Plan.

5.3	Terms Include Authorized Delegates. Where appropriate, the term “Company”, “Corporation”, “Committee” or “EBIC” as used in this Plan shall also include any applicable subcommittee or any duly authorized delegate of the Company, the Corporation, the Committee or EBIC, as the case may be. Such duly authorized delegate may be an individual or an organization within the Company, the Corporation, the Committee or EBIC, or may be an unrelated third party individual or organization.

ARTICLE VI

AMENDMENT OR TERMINATION

6.1	Amendment or Termination. The Corporation intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole discretion of the Corporation, such amendment or termination is advisable.

(a)	Any such termination shall be made by action of the Compensation and Benefits Committee of the Board (or by action of the Board if the Compensation and Benefits Committee is unavailable or unable to act for any reason) and shall be effective as of the date set forth in such resolution.

(b)	Any such amendment shall be made in accordance with the following:

(i)	material amendments to the Plan (including any extraordinary amendment related to an acquisition or divestiture by the Company) shall be made by action of the Compensation and Benefits Committee of the Board (or by action of the Board, if the Compensation and Benefits Committee is unavailable or unable to act for any reason); and

(ii)	(A) non-material or administrative amendments to the Plan (including any amendment pursuant to guidelines established by the Compensation and Benefits Committee of the Board related to an acquisition or divestiture by the Company) or (B) any amendment to the Plan deemed required, authorized or desirable under applicable statutes, regulations or rulings, shall be made by action of either the Chief Executive Officer of the Corporation or the Executive Vice President and Human Resources Department Head of the Corporation (or either of their duly authorized designees).

(c)	Notwithstanding the foregoing, (i) for a period of two years after the date of an occurrence of a Change in Control or (ii) in the event of a Potential Change in Control and for a period of six (6) months following the Potential Change in Control, neither the Compensation and Benefits Committee of the Board nor the Board may terminate or amend this Plan and neither the Chief Executive Officer of the Corporation nor the Executive Vice President and Human Resources Department Head of the Corporation (or either of their designees) may amend this Plan in a manner that adversely affects the rights of any Participant of the Plan.

In addition, after the date of the occurrence of a Change in Control, no amendment of Sections 3.4 or 4.2 of the Plan shall be effective with respect to any Participant who is a Participant as of the occurrence of a Change in Control without the consent of such Participant.

6.2	Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of any Supplemental Pension Benefit or Supplemental Survivor Benefit, payment of which has commenced prior to the effective date of such amendment or termination, or that would be payable if the Participant terminated employment for any reason, including death, on such effective date. In the event of a Plan termination, subject to Article VIII, a Participant’s Supplemental Pension Benefit and any Beneficiary’s Supplemental Survivor Benefit shall be paid (or shall continue to be paid to Participants and Beneficiaries who began receiving Supplemental Pension Benefits or Supplemental Survivor Benefits prior to the termination) on such date(s) and in such form as each such Participant or Beneficiary is entitled under Articles III and IV.

6.3	Amendments Necessary to Satisfy Code Section 409A. Anything in the preceding Sections 6.1 or 6.2 or elsewhere in the Plan to the contrary notwithstanding:

(a)	the Plan may be amended in any manner necessary to ensure that the Plan complies in all applicable respects with Code Section 409A; and

(b)	the Plan may not be amended in any manner that would cause the Plan to fail to comply in any applicable respect with Code Section 409A.

ARTICLE VII

GENERAL PROVISIONS

7.1	Funding. The Corporation may cause amounts to fund the benefits under the Plan to be contributed to a trust (“Trust”) designated for such purpose by the Corporation. Amounts contributed pursuant to the Trust shall be invested as EBIC determines is appropriate. If and to the extent amounts are contributed to the Trust hereunder, benefits under the Plan shall be payable pursuant to the Trust Agreement. Pursuant to the Trust Agreement, all assets held thereunder shall remain subject to the general creditors of the Corporation and the Company. The Plan at all times shall be entirely unfunded and, except as otherwise set forth herein, no provision shall at any time be made with respect to segregating any assets of the Corporation or the Company for payment of any benefits hereunder. No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Corporation or the Company by reason of the right to receive a benefit under the Plan and Trust Agreement and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Corporation and the Company with respect to any rights under the Plan and Trust Agreement.

7.2	General Conditions. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to a Qualified Plan Pension Benefit or a Qualified Plan Survivor Benefit shall also be applicable to a Supplemental Pension Benefit or a Supplemental Survivor Benefit payable hereunder. Any Qualified Plan Pension Benefit or Qualified Plan Survivor Benefit, or any other benefit payable under the Qualified Plan, shall be paid solely in accordance with the terms and conditions of the Qualified Plan and nothing in the Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.

7.3	No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Corporation, the Company or any other entity or person that the assets of the Corporation or the Company will be sufficient to pay any benefit hereunder.

7.4	No Enlargement of Employee Rights. No Participant or Beneficiary shall have any right to a benefit under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Corporation or the Company.

7.5	Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind ; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

7.6	Applicable Law. The Plan shall be construed and administered under the laws of the State of Illinois to the extent not inconsistent with the Employee Retirement Income Security Act of 1974, as amended.

7.7	Incapacity of Recipient. If any benefit under the Plan shall be payable to a minor or a person not adjudicated incompetent but who, by reason of illness or mental or physical disability, is, in the opinion of the Committee, unable to properly manage his affairs, such benefit shall be paid in such of the following ways as the Committee deems best: (a) to the person directly; (b) in the case of a minor, to a custodian under any Uniform Gift to Minors Act for the person; or (c) to the person’s spouse, adult child or blood relative. Any benefit so paid shall be a complete discharge of any liability of the Corporation, the Company and Plan therefore.

7.8	Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Corporation or by the merger or consolidation of the Corporation into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan, subject to the provisions of Section 6.1. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Sections 6.1 and 6 .2.

7.9	Unclaimed Benefit. Each Participant shall keep the Committee informed of his current address and the current address of his designated Beneficiary. None of the Corporation, the Company or the Committee shall be obligated to search for the whereabouts of any person. If the Committee is unable to locate the Participant or any Beneficiary of the Participant, then none of the Corporation, the Company or the Plan shall have any further obligation to pay any benefit hereunder to such Participant or Beneficiary and such benefit shall be forfeited; provided, however, that if the Participant or Beneficiary makes a valid claim for any benefit that has been forfeited, the forfeited benefit shall be reinstated.

7.10	Electronic or Telephonic Notices. Any election, notice, direction or other such action required or permitted to be made in writing under the Plan may also be made electronically, telephonically or otherwise, to the extent then permitted by applicable law and the administrative rules prescribed by the Committee.

7.11	Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, none of the Corporation, the Company, any member of the Committee, any member of EBIC, or any individual acting as an employee or agent of the Corporation, the Company, the Committee or EBIC, shall be liable to any Participant, former Participant, Beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

7.12	Gender; Headings. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

7.13	Compliance with Code Section 409A. The Plan is intended to comply in all applicable respects with the requirements of Code Section 409A and shall be construed and administered so as to comply with that Code section.

ARTICLE VIII

CHANGE IN CONTROL

8.1	Participants and Beneficiaries Receiving Benefits. Notwithstanding any other provision of the Plan, if a Change in Control occurs, each Participant or Beneficiary who began receiving the Grandfathered Amount, if any, of a Supplemental Pension Benefit or a Supplemental Survivor Benefit prior to such Change in Control in the form of a Five-Year Certain Annuity shall receive any remaining installments of such Grandfathered Amount in the form of a single lump sum payment, with the earnings factor described in Section 3.6(b) applied through the lump sum payment date. Any lump sum payment of the Grandfathered Amount shall be made as soon as reasonably practicable after the Change in Control, but in any event no later than thirty (30) days after the Change in Control.

8.2	Participants and Beneficiaries Not Yet Receiving Benefits. Notwithstanding any other provision of the Plan, if a Change in Control occurs, the Grandfathered Amount (as defined in Section 1.10), if any, of the Supplemental Pension Benefit or Supplemental Survivor Benefit of any Participant or Beneficiary who has not begun to received such Supplemental Pension Benefit or Supplemental Survivor Benefit prior to the Change in Control shall be payable in the form of a single lump sum, and no Grandfathered Amount of such Supplemental Pension Benefit or Supplemental Survivor Benefit shall be payable in the form of a Five-Year Certain Annuity or Supplemental Survivor Benefit. The Grandfathered Amount of such lump sum Supplemental Pension Benefit shall be payable to such a Participant on the Participant’s Payment Date. The Grandfathered Amount of any such lump sum Supplemental Survivor Benefit shall be payable to a Beneficiary on the date on which the Beneficiary is entitled to payment under Section 4.2(c)(i).

8.3	Article Not Applicable to 409A Amounts. Nothing in this Article VIII shall apply to or otherwise affect in any way the 409A Amount of any Participant’s Supplemental Pension Benefit or any Beneficiary’s Supplemental Survivor Benefit. The 409A Amount of any Participant’s Supplemental Pension Benefit and any Beneficiary’s Supplemental Survivor Benefit shall be paid (or shall continue to be paid to Participants and Beneficiaries who began receiving Supplemental Pension Benefits or Supplemental Survivor Benefits prior to a Change in Control) on the date(s) and in such form as each such Participant or Beneficiary is entitled to payment as if the Change in Control had not occurred.

IN WITNESS WHEREOF, Northern Trust Corporation has caused this amendment and restatement of the Plan to be executed on its behalf by its duly authorized officer this 18th day of December 2008, effective January 1, 2009 (or as of such other dates as are noted herein.)

NORTHERN TRUST CORPORATION

By:	/s/ Timothy P. Moen
Name:	Timothy P. Moen
Title:	Executive Vice President and Human Resources Department Head